As filed with the Securities and Exchange Commission on April 22, 1999
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                           TRANS WORLD AIRLINES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

   DELAWARE                       4512                         43-1145889
   (State of          (Primary Standard Industrial          (I.R.S. Employer
Incorporation)         Classification Code Number)         Identification No.)

                                 One City Centre
                               515 N. Sixth Street
                            St. Louis, Missouri 63101
                                 (314) 589-3000
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                  ------------
              Air Line Pilots Distribution under September 1, 1998
                        Collective Bargaining Agreement
                            (Full title of the plan)
                                  ------------
                                                          Copies to:
             Gerald L. Gitner
   Chairman and Chief Executive Officer              David W. Hirsch, Esq.
   One City Centre, 515 N. Sixth Street       Cleary, Gottlieb, Steen & Hamilton
         St. Louis, Missouri 63101                     One Liberty Plaza
              (314) 589-3000                       New York, New York 10006
  (Name, Address, Including Zip Code, and               (212) 225-2000
 Telephone Number, Including Area Code, of
            Agents for Service)

                                  ------------


                                          CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                              Proposed Maximum               Proposed
                                          Amount                  Offering                    Maximum                Amount of
      Title of Each Class of               to be                   Price                Aggregate Offering         Registration
    Securities to be Registered         Registered                Per Unit                     Price                    Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
    $.01 par value per share(1)....   250,000 shares             $5.47 (1)                 $1,367,500.00              $379.06
===================================================================================================================================
=

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended
         (the "Securities Act"), on the basis of the average of the high and low reported sales prices on April 16, 1999.

===================================================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents by Reference

     The reports listed below have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant and are incorporated herein by reference to the extent not superseded by reports or other information subsequently filed or furnished.

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

     (b) The description of the Common Stock of the Registrant (the "Common Stock") contained in the Registrant's Form 8-A, dated August 1, 1995, filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

     (c) The Registrant's Proxy Statement and Notice of Meeting relating to the Annual Meeting of Stockholders held on May 25, 1999.

     (d) All of the Registrant's reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  Description of Securities

     Not applicable.

ITEM 5.  Interests of Named Experts and Counsel

     Not applicable.

ITEM 6.  Indemnification of Directors and Officers

     Under the Delaware General Corporation Law (the "DGCL"), directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of TWA and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action, and the DGCL requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to TWA.

     The eleventh article of TWA's Third Amended and Restated Certificate of Incorporation ("Article Eleventh") provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Registrant may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

     To the extent that a director or officer of the Registrant has been successful on the merits or otherwise (including without limitation settlement by nolo contendere) in defense of any action, suit or proceeding referred to in the immediately preceding paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Expenses incurred by an officer, director, employee or agent in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant against such expenses as authorized by Article Eleventh and the Registrant may adopt By-laws or enter into agreements with such persons for the purpose of providing for such advances.

     The indemnification permitted by Article Eleventh shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     The Registrant shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of Article Eleventh or otherwise.

     If the DGCL is amended to further expand the indemnification permitted to directors, officers, employees or agents of the Registrant, then the Registrant shall indemnify such persons to the fullest extent permitted by the DGCL, as so amended.

     The obligations of the Registrant to indemnify any person serving as one of its directors, officers or employees as of or following the Registrant's '93 Reorganization, by reason of such person's past or future service in such a capacity, or as a director, officer or employee of another corporation, partnership or other legal entity, to the extent provided in Article Eleventh or in similar constituent documents or by statutory law or written agreement of or with the Registrant, shall be deemed and treated as executory contracts assumed by the Registrant pursuant to the Registrant's '93 Reorganization. Accordingly, such indemnification obligations survive and were unaffected by the entry of the order confirming the Registrant's '93 Reorganization. The obligations of the Registrant to indemnify any person who, as of the '93 Reorganization, was no longer serving as one of its directors, officers or employees, which indemnity obligation arose by reason of such person's prior service in any such capacity, or as a director, officer or employee of another corporation, partnership or other legal entity, to the extent provided in the certificate of incorporation, by-laws or other constituent documents or by statutory law or written agreement of or with TWA were terminated and discharged pursuant to Section 502(e) of the United States Bankruptcy Code or otherwise, as of the date the '93 Reorganization was confirmed. Nothing contained in the Third Amended and Restated Certificate of Incorporation of the Registrant shall be deemed to reinstate any obligation of the Corporation to indemnify any person or entity, which was otherwise released under or in connection with the Comprehensive Settlement Agreement entered into pursuant to the '93 Reorganization.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  Exemption from Registration Claimed

     Not applicable.

ITEM 8.  Exhibits

     The following exhibits are filed with or incorporated by reference into this Registration Statement:

     4.1   Letter of Agreement between the Registrant and The Air Line
           Pilots in the service of the Registrant as represented by The Air Line Pilots Association International, dated as of September 1, 1998

     5.1 Opinion of Counsel of Cleary, Gottlieb, Steen & Hamilton, counsel to the Registrant, as to the legality of the shares being registered

     23.1  Consent of KPMG LLP

     23.2 Consent of Cleary, Gottlieb, Steen & Hamilton, counsel to the Registrant (included in Exhibit 5.1)

     24.1  Powers of Attorney


ITEM 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri, April 22, 1999.

                                       TRANS WORLD AIRLINES, INC.

April 22, 1999
                                       By  /s/ Michael J. Palumbo
                                           ----------------------
                                           Michael J. Palumbo,
                                           Executive Vice President
                                           and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.



        Signatures                             Title                                    Date
        ----------                             -----                                    ----

     /s/ Gerald L. Gitner          Director, Chairman of the Board and               April 22, 1999
---------------------------        Chief Executive Officer (Principal
     Gerald L. Gitner              Executive Officer)

    /s/ Michael J. Palumbo         Executive Vice President and Chief                April 22, 1999
---------------------------        Financial Officer (Principal
    Michael J. Palumbo             Financial Officer and Principal
                                   Accounting Officer)

            *                      Director                                          April 22, 1999
------------------------------
      John W. Bachmann

            *                      Director                                          April 22, 1999
------------------------------
    William F. Compton

            *                      Director                                          April 22, 1999
------------------------------
     Eugene P. Conese

            *                      Director                                          April 22, 1999
------------------------------
     Sherry L. Cooper

            *                      Director                                          April 22, 1999
------------------------------
      Edgar M. House

            *                      Director                                          April 22, 1999
------------------------------
    Thomas H. Jacobsen

            *                      Director                                          April 22, 1999
       Myron Kaplan
------------------------------

            *                      Director                                          April 22, 1999
------------------------------
     David M. Kennedy

            *                      Director                                          April 22, 1999
------------------------------
 General Merrill A. McPeak

            *                      Director                                          April 22, 1999
------------------------------
     Thomas F. Meagher

            *                      Director                                          April 22, 1999
------------------------------
      Brent S. Miller

            *                      Director                                          April 22, 1999
------------------------------
    William O'Driscoll

            *                      Director                                          April 22, 1999
------------------------------
   G. Joseph Reddington

            *                      Director                                          April 22, 1999
------------------------------
    Blanche M. Touhill


*By: /s/ Kathleen A. Soled                                                           April 22, 1999
---------------------------
     Kathleen A. Soled
    as Attorney-in-fact

                                  EXHIBIT INDEX


4.1 Letter of Agreement between the Registrant and The Air Line Pilots in the service of the Registrant as represented by The Air Line Pilots Association International, dated as of September 1, 1998

5.1 Opinion of Counsel of Cleary, Gottlieb, Steen & Hamilton, counsel to the Registrant, as to the legality of the shares being registered

23.1 Consent of KPMG LLP

23.4 Consent of Cleary, Gottlieb, Steen & Hamilton, counsel to the Registrant (included in Exhibit 5.1)

24.1 Powers of Attorney